Exhibit 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact: Michael L. Gibson President of Investments/CFO Team Financial, Inc. (800) 880-6262 Extension 305 mike.gibson@teamfinancialinc.com http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, November 4, 2004 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $1,152,000, or $.29 basic and $.28 diluted income per share, for the three months ended September 30, 2004, compared to $1,144,000, or $.28 basic and diluted income per share, for the three months ended September 30, 2003.  Net income for the nine months ended September 30, 2004 was $2,734,000, or $.67 basic and $.66 diluted income per share, a decrease of 12%, compared to $3,109,000, or $.76 basic and $.75 diluted income per share, for the nine months ended September 30, 2003.

Loans receivable increased approximately $33,809,000 to $381,904,000 at September 30, 2004 compared to $348,095,000 at December 31, 2003.  This increase was primarily due to an increase in the commercial loan portfolio of approximately $34,993,000.

“We continue to find opportunities to invest in the communities we serve.  These opportunities, specifically those associated with small to mid-sized businesses, resulted in a 10% growth in our loan portfolio since December 31, 2003.  This growth was achieved while maintaining strong asset quality,” said Robert J. Weatherbie, Chief Executive Officer.

Non-performing loans decreased $2,076,000, or 29%, to $5,184,000 or 1.36% of total loans at September 30, 2004, compared to $7,260,000, or 2.09% of total loans at December 31, 2003.  The decrease in non-performing loans was primarily due to receipt of principal in the second quarter 2004 on a large loan that was classified as non-performing at December 31, 2003.

The provision for loan losses decreased $571,000, or 69%, during the quarter ended September 30, 2004 compared to the quarter ended September 30, 2003, and decreased $498,000, or 38%, during the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003.

Net interest income for the three months ended September 30, 2004 increased approximately $342,000, or 8%, compared to the net interest income for the three months ended September 30, 2003 due to an increase in interest income related to increased yields on investments coupled with a decrease in average rates paid on interest bearing liabilities.  This increase was offset by a decrease in other income of approximately $1,192,000, or 26%, compared to the three months ended September 30, 2003.  Contributing to this decrease in other income was a decrease in gain on sales of mortgage loans.

Net interest income for the nine months ended September 30, 2004 increased approximately $828,000, or 6%, compared to net interest income for the nine months ended September 30, 2003.  This was offset by a decrease in other income of approximately $2,241,000, or 19%, compared to the nine months ended September 30, 2003.  Contributing to the decrease was a decrease in gain on sales of mortgage loans of approximately $1,407,000.  Also contributing to the decrease was a decrease in insurance agency commissions of approximately $294,000 and a decrease in gain of sales of securities of approximately $349,000.

Income tax expense for the three months ended September 30, 2004 was $101,000, a decrease of $445,000, or 82%, compared to the three months ended September 30, 2003.  Income tax expense for the nine months ended September 30, 2004 was $458,000, a decrease of $675,000, or 60%, compared to the same nine months in 2003.  Approximately $165,000 of the decrease was due to the completion of prior year income tax returns and the reconciliation of actual tax liabilities to those previously estimated in the tax provision.  The remaining decrease was a result of a decrease in taxable income compared to non-taxable municipal interest income and income from the investment in bank-owned life insurance.

Team Financial, Inc. is a financial services company with approximately $658,000,000 in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to acquisition strategies, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the Company’s control.

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Financial Condition

(Dollars In Thousands)

	September 30, 2004	December 31, 2003
Assets
Cash and due from banks	$13,375	$14,135
Interest bearing bank deposits	3,976	4,667
Cash and cash equivalents	17,351	18,802

Investment securities:
Available for sale, at fair value (amortized cost of $199,687 and $218,377 at September 30, 2004 and December 31, 2003, respectively)	201,969	221,252
Total investment securities	201,969	221,252

Loans receivable, net of unearned fees	381,904	348,095
Allowance for loan losses	(4,866)	(4,506)
Net loans receivable	377,038	343,589

Accrued interest receivable	3,884	4,002
Premises and equipment, net	16,064	14,132
Assets acquired through foreclosure	233	1,117
Goodwill	15,463	14,538
Intangible assets, net of accumulated amortization	5,182	5,830
Bank owned life insurance policies	18,291	17,756
Other assets	2,970	8,778

Total assets	$658,445	$649,796

Liabilities and Stockholders’ Equity
Deposits:
Checking deposits	$163,782	$165,448
Savings deposits	32,775	32,715
Money market deposits	53,282	47,804
Certificates of deposit	195,102	200,192
Total deposits	444,941	446,159
Federal funds purchased and securities sold under agreements to repurchase	22,416	7,180
Federal Home Loan Bank advances	111,962	111,234
Notes payable and other borrowings	3,500	3,232
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	7,185	13,582

Total liabilities	606,009	597,392

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,461,553 and 4,449,638 shares issued; 3,988,478 and 4,099,555 shares outstanding at September 30, 2004 and December 31, 2003, respectively	27,551	27,448
Capital surplus	292	292
Retained earnings	27,742	25,979
Treasury stock, 473,075 and 350,083 shares of common stock at cost at September 30, 2004 and December 31, 2003, respectively	(4,656)	(3,212)
Accumulated other comprehensive income	1,507	1,897

Total stockholders’ equity	52,436	52,404

Total liabilities and stockholders’ equity	$658,445	$649,796

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Interest Income:
Interest and fees on loans	$5,740	$5,807	$17,162	$17,574
Taxable investment securities	1,847	1,606	5,568	5,275
Nontaxable investment securities	308	292	909	804
Other	18	26	74	131

Total interest income	7,913	7,731	23,713	23,784

Interest Expense:
Deposits
Checking deposits	144	108	397	424
Savings deposits	51	56	160	189
Money market deposits	121	121	357	441
Certificates of deposit	1,145	1,307	3,409	4,177
Federal funds purchased and securities sold under agreements to repurchase	48	12	82	34
FHLB advances payable	1,190	1,259	3,675	3,744
Notes payable and other borrowings	41	37	171	141
Subordinated debentures	388	388	1,165	1,165

Total interest expense	3,128	3,288	9,416	10,315

Net interest income before provision for loan losses	4,785	4,443	14,297	13,469

Provision for loan losses	261	832	821	1,319

Net interest income after provision for loan losses	4,524	3,611	13,476	12,150

Non-Interest Income:
Service charges	1,086	966	2,928	2,667
Trust fees	179	159	491	433
Insurance agency commissions	1,281	1,377	3,393	3,687
Gain on sales of mortgage loans	241	946	961	2,368
Gain (loss) on sales of investment securities	(25)	145	(54)	295
Bank owned life insurance income	198	219	623	672
Other	366	706	1,126	1,587

Total non-interest income	3,326	4,518	9,468	11,709

Non-Interest Expenses:
Salaries and employee benefits	3,459	3,389	10,346	10,372
Occupancy and equipment	780	653	2,280	2,042
Data processing	632	579	1,884	1,610
Professional fees	289	292	958	907
Marketing	157	112	378	310
Supplies	104	121	295	331
Intangible asset amortization	227	309	740	985
Disposal of branch assets	—	—	—	258
Other	949	984	2,871	2,802

Total non-interest expenses	6,597	6,439	19,752	19,617

Income before income taxes	1,253	1,690	3,192	4,242

Income taxes	101	546	458	1,133

Net income	$1,152	$1,144	$2,734	$3,109

Shares applicable to basic income per share	4,036,234	4,091,169	4,072,913	4,097,041
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Basic income per share	$0.29	$0.28	$0.67	$0.76

Shares applicable to diluted income per share	4,074,086	4,125,981	4,117,100	4,127,215

Diluted income per share	$0.28	$0.28	$0.66	$0.75

Team Financial, Inc. And Subsidiaries

Unaudited Selected Ratios and Other Data

	As of and For the Three Months Ended September 30		As of and For the Nine Months Ended September 30
Selected Data	2004	2003	2004	2003

Performance Ratios

Return on average assets	0.71%	0.71%	0.56%	0.64%

Return on average equity	8.87%	8.81%	7.00%	7.98%

Average equity to average assets	7.97%	8.06%	8.04%	8.02%

Net interest margin on average earning assets during the period (tax equivalent)	3.45%	3.22%	3.46%	3.26%

Efficiency ratio	81.33%	71.86%	83.11%	77.91%

Book value per share	$13.15	$12.70

Tangible book value per share	$8.11	$7.81

Asset Quality Ratios

Non-performing loans as a percent of total loans	1.36%	1.86%

Non-performing assets as a percent of total assets	0.82%	1.15%

Allowance for loan losses as a percent of total loans	1.27%	1.35%

Allowance for loan losses as a percent of non-performing loans	93.87%	72.77%